Exhibit 24.1

AETNA INC.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Shawn M. Guertin and Sharon A. Virag, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, with full power to them and each of them to sign for him or her, in his or her name and in the capacities indicated below, the Registration Statement on Form S-4 relating to the issuance of the registrant’s common stock in connection with the merger of a wholly owned subsidiary of the registrant with and into Humana Inc. and any and all amendments (including post-effective amendments) and supplements to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall not revoke any powers of attorney previously executed by any of the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that any of the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of such undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the attorneys-in-fact appointed on each shall act separately unless otherwise specified.

Each of the undersigned has executed this Power of Attorney on the date indicated opposite his or her name.

Signature	Title	Date

/s/ Mark T. Bertolini	Director	August 10, 2015
Mark T. Bertolini

/s/ Fernando Aguirre	Director	August 10, 2015
Fernando Aguirre

/s/ Frank M. Clark	Director	August 10, 2015
Frank M. Clark

/s/ Betsy Z. Cohen	Director	August 10, 2015
Betsy Z. Cohen

/s/ Molly J. Coye, M.D.	Director	August 10, 2015
Molly J. Coye, M.D.

/s/ Roger N. Farah	Director	August 10, 2015
Roger N. Farah

/s/ Barbara Hackman Franklin	Director	August 10, 2015
Barbara Hackman Franklin

/s/ Jeffrey E. Garten	Director	August 10, 2015
Jeffrey E. Garten

Signature	Title	Date

/s/ Ellen M. Hancock	Director	August 10, 2015
Ellen M. Hancock

/s/ Richard J. Harrington	Director	August 10, 2015
Richard J. Harrington

/s/ Edward J. Ludwig	Director	August 10, 2015
Edward J. Ludwig

/s/ Joseph P. Newhouse	Director	August 10, 2015
Joseph P. Newhouse

/s/ Olympia J. Snowe	Director	August 10, 2015
Olympia J. Snowe